Exhibit 4.2
FEDERAL-MOGUL CORPORATION
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT, dated as of                     , 2007 (this “Agreement”), among the parties listed on Schedule I hereto (the “Major Holders”) [Note: Schedule I will include only those holders of in excess of 10% of the Reorganization Common Stock immediately following the distributions contemplated by the Plan], the other Holders (as defined below) listed on Schedule II hereto or that execute a joinder to this Agreement subsequent to the date hereof, and Federal-Mogul Corporation, a Delaware corporation (the “Company”).
R E C I T A L S
     WHEREAS, on October 1, 2001, the Company commenced its case (the “Bankruptcy Case”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
     WHEREAS, the Holders were holders of claims against the Company in the Bankruptcy Case;
     WHEREAS, on                     , the Bankruptcy Court confirmed the Fourth Amended Plan of Reorganization of the Company (the “Plan”);
     WHEREAS, on                      (the “Effective Date”), the Plan and the related transactions contemplated thereby were consummated, at which time the Holders’ claims were cancelled and they received Reorganization Common Stock (as defined below), PIK Debt (as defined below) or Warrants (as defined below);
     WHEREAS, the Company has agreed to grant the Holders certain registration rights;
     WHEREAS, the Company and the Holders desire to define the registration rights of the Holders on the terms and subject to the conditions herein set forth.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
SECTION 1. DEFINITIONS
     As used in this Agreement, the following terms have the respective meaning set forth below:
Bankruptcy Code: shall have the meaning set forth in the Plan.
Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Effective Date: shall have the meaning set forth in the Recitals above.
Exchange Act: shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
Holder and Holders: shall mean: (i) the Major Holders; (ii) any Person that received a distribution of Reorganization Common Stock, PIK Debt or Warrants in the Plan and would qualify as an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code or that reasonably requests to be included as a Holder; provided that for purposes of this clause (ii), no Person shall be deemed to be an “underwriter” or to have reasonably requested inclusion as a Holder, unless such Person shall have provided to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, stating that such Person is unable to sell in a public distribution all of such Reorganization Common Stock, PIK Debt or Warrants pursuant to Rule 144 (without volume limitation) or another available exemption under the Securities Act; (iii) any other Person that acquires Registrable Securities directly from a Major Holder in a transaction that includes a contractual assignment to such Person of such Major Holder’s registration rights under this Agreement and, as a result of such acquisition, is unable to sell in a public distribution all of its Registrable Securities pursuant to Rule 144 (without volume limitation) or another available exemption under the Securities Act and provides to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, stating the same; or (iv) any lender or financial institution that acquires Reorganization Common Stock, PIK Debt or Warrants by foreclosure pursuant to a bona fide pledge arrangement with a Major Holder, and any transferees of such lender or financial institution.
Initiating Holder: with respect to Reorganization Common Stock shall mean any Major Holder or Major Holders who in the aggregate are holders of more than 20% of the then outstanding Reorganization Common Stock and, with respect to PIK Debt, shall mean a Major Holder or Major Holders who in the aggregate are holders of more than 20% of the then outstanding principal amount of PIK Debt.
Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
PIK Debt: shall mean the Reorganized Federal-Mogul Junior Secured PIK Notes (as such term is defined in the Plan).
Plan: shall have the meaning as set forth in the recitals.
Register, Registered and Registration: shall mean to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.
Registrable Securities: shall mean the PIK Debt, the shares of Reorganization Common Stock and the Warrants (together with any securities issued or issuable in respect thereof by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise) issued or issuable to the Holders pursuant to the Plan; and any Reorganization Common Stock that may be purchased from time to time by a Major Holder or its affiliates after the Effective Date, provided, however, that any shares of Reorganization Common Stock that cease to be owned by a Holder or any of its affiliates shall cease to be Registrable Securities; provided further, however, that Registrable Securities shall not include any Securities acquired by any Person (other than a Major Holder) in the market or otherwise (other than directly from a Major Holder in a transaction that includes a contractual assignment to such Person of such Major Holder’s registration rights under this Agreement) subsequent to the Effective Date or acquired in any other manner other than pursuant to the terms of the Plan. For the purpose of determining whether one is a Holder, the record and beneficial owner of Class B Common Stock shall be deemed to hold the Class A Common Stock into which the Class B Common Stock would convert if it were transferred by such record and beneficial owner. Any Holder who may offer and sell all of its Reorganization Common Stock or its PIK Debt to the public in a transaction that (i) does not involve a registration under the Securities Act or (ii) is pursuant to an exemption from registration in which the volume of sales is not required to be limited shall no longer be deemed to hold Registrable Securities that would enable it to require the Company to include such securities in a registration statement pursuant hereto.
Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $50,000 per registration and $100,000 in aggregate, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); provided, however, that Registration Expenses shall exclude Selling Expenses.
Reorganization Common Stock: shall mean: (i) the Class A common stock of the Company, par value $.01 per share, issued pursuant to the Plan on the Effective Date; (ii) the Class A common stock of the Company, par value $.01 per share, issuable upon exercise of the Warrants issued pursuant to the Plan on the Effective Date; and (iii) the Class B common stock of the Company, par value $.01 per share, issued pursuant to the Plan on the Effective Date.
Security and Securities: shall have the meaning set forth in Section 2(1) of the Securities Act.
Securities Act: shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than the fees and expenses of one counsel for all the Holders referenced in the definition of Registration Expenses above.
Warrant and Warrants: shall mean the warrants to purchase Reorganization Common Stock which are issued pursuant to the Plan.

SECTION 2. REGISTRATION RIGHTS
     (a) Requested Registration.
           (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time after the Effective Date, subject to Section (2)(i), if applicable, a written request that the Company effect any registration with respect to more than 10% of the Reorganization Common Stock or more than 10% of the outstanding principal amount of the PIK Debt, the Company will:
                (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of the Reorganization Common Stock, the PIK Debt or the Warrants, as the case may be; and
                (2) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
                     (B) After the Company has effected three (3) such registrations consisting of one (1) such registration pursuant to a request by Thornwood Associates Limited Partnership (“Thornwood”) under this Section 2(a) (the “Thornwood Request”); one (1) such registration pursuant to a request by the Federal-Mogul U.S. Asbestos Personal Injury Trust (the “Trust”) under this Section 2(a) (the “Trust Request”); and one (1) such registration pursuant to a request by Thornwood after it has made the Thornwood Request, a request by the Trust after it has made the Trust Request, or a request by another Initiating Holder under this Section 2(a); and all of such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;
                     (C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $5,000,000;

                     (D) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company in which Securities held by the Initiating Holder could have been included for sale or distribution (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                     (E) If the Company shall furnish to the Initiating Holders a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors it would be significantly detrimental to the Company or its stockholders for a registration statement to be filed or securities to be offered, in which case the Company’s obligation to use its best efforts to comply with this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any six-month period.
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.
The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement); provided that such transferee: (a) is an affiliate of a Holder but only if such affiliate satisfies the definition of Holder, or (b) meets the requirements of subparts (ii), (iii) or (iv) of the definition of Holder.
           (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).
If Other Stockholders request inclusion of securities of the same class as the Registrable Securities to be included in such underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose securities are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company (the “Representative”).

Notwithstanding any other provision of this Section 2(a), if the Representative advises the Holders in writing that, based on the good-faith judgment of the underwriter or underwriters, marketing factors require a limitation on the number of securities to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such securities, further reductions are still required, the number of securities included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of securities of the same class as the Registrable Securities to be included in the underwriting held by such Holder), by such minimum number of securities as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities of the same class as the Registrable Securities to be included in the underwriting for its or their own account in such registration if the Representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.
     (b) Company Registration.
          (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form (including Form S-4) which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
               (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
               (2) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.
          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering of securities involving an underwriting, the Company shall so advise each of the Holders of Registrable Securities of the same class of securities that are being registered as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose Registrable Securities are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative of the underwriter or underwriters determines, based on the good-faith judgment of the underwriter or underwriters, that marketing factors require a limitation on the number of securities to be underwritten, the representative of the underwriter or underwriters may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the securities included therein (based on the number of securities, or in the case of PIK Notes, the aggregate principal amount of the securities). The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration (“Demanding Holders”)) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of Registrable Securities of the class being registered held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
     (c) Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request three (3) registrations on Form S-3 (the right to one such request shall be exercisable only by Thornwood (the “Thornwood Right”), the right to one such request shall be exercisable only by the Trust (the “Trust Right”), and the right to one such request shall be exercisable by Thornwood after it has exercised the Thornwood Right, by the Trust after it has exercised the Trust Right, or by another Holder; and any such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):
          (i) Unless the Holder or Holders requesting registration propose to dispose of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $5,000,000;

          (ii) Within 180 days of the effective date of the most recent registration pursuant to this Section 2(c) in which Securities held by the requesting Holder could have been included for sale or distribution;
          (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
          (iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company in which Securities held by the requesting Holder could have been included for sale or distribution (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12) month period; or
          (v) If the Company shall furnish to the Holders a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors it would be significantly detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any six-month period.
The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration; provided that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.
     (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.
     (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders that have requested inclusion of Registrable Securities in such registration, as applicable, advised in writing as to the filing of each registration with the Commission and as to the effectiveness thereof. The Company will:
          (i) use its best efforts to keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners of such Holder, such partners), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders or partners, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) or Section 2(j) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;
          (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;
          (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
          (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a Majority in Interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a Majority in Interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration. Solely for purposes of this Section 2(e), a “Majority in Interest of the Holders participating in such registration” shall be calculated as if all securities included in such a registration were Reorganization Common Stock as follows: Reorganization Common Stock shall be calculated based on the number of shares of Reorganization Common Stock participating in such registration; Warrants shall be calculated based on the number of shares of Reorganization Common Stock issuable upon exercise of the Warrants participating in such registration and PIK Debt shall be calculated based on the principal amount of the PIK Debt participating in such registration divided by the last reported closing sale price of the Reorganization Common Stock immediately prior to the effective date of the registration statement with respect to such securities, or if the Reorganization Common Stock is not then listed on an exchange, as determined by the Board of Directors of the Company in good faith.
     (f) Indemnification.
          (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.
          (ii) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter, and each other Holder, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such other Holder and Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the indemnifying Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the indemnifying Holder therein not misleading, and will reimburse the Company and such other Holders, Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the indemnifying Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.
          (iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party shall be liable for any settlement of any action or proceeding effected without its written consent. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
          (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus is filed with the Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to such underwriter or Holder and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
     (g) Information by the Holders.
          (i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.
          (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, as selling securityholders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:
          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
          (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
          (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
     (i) “Market Stand-off” Agreement. Each of the Holders agrees, if requested by the Company or an underwriter of securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements; and provided, further that under no circumstances shall the provisions of this Section 2(i) limit the ability of a Holder to sell, transfer, or dispose of (i) PIK Debt, if the securities being sold in such an underwritten offering do not consist of debt securities or (ii) Reorganization Common Stock or Warrants if the securities being sold in such an underwritten offering do not consist of equity securities or securities convertible into equity securities. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities.
     (j) Suspension of Effectiveness. If the Company furnishes to the Holders of Registrable Securities included in an effective registration statement under this Agreement a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors the continued effectiveness of any registration statement effected hereunder would be significantly detrimental to the Company or its stockholders, then the Company may suspend effectiveness of such registration statement for a period not to exceed ninety (90) days (the “Suspension Period”); provided, however, that the Company shall not exercise such right more than once in any six-month period. During any Suspension Period, each Holder agrees that it shall not offer or sell any Securities pursuant to the registration statement that has been suspended until such Holder receives written notice from the Company that the Suspension Period has terminated and that the sale of Securities under the registration statement may be resumed.
SECTION 3. MISCELLANEOUS
     (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
     (d) Notices.
          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
               (1) if to the Company, to Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, MI 48033, Attention: General Counsel (facsimile: (248) 354-8950, or at such other address as it may have furnished in writing to the Holders.
               (2) if to the Holders, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished the Company in writing.
          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
     (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
     (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a Majority in Interest of the then outstanding Registrable Securities; provided that Sections 2(a) (Requested Registration), 2(c) (Form S-3), and 2(f) (Indemnification), and this Section 3(g), along with the Definitions pertaining thereto, shall not be amended without the consent of Thornwood and the Trust. Solely for purposes of this Section 3(g), the “Holders holding a Majority in Interest of the then outstanding Registrable Securities” shall be calculated as if all such Registrable Securities were shares of Reorganization Common Stock as follows:

Reorganization Common Stock shall be calculated based on the number of shares of such Reorganization Common Stock; Warrants shall be calculated based on the number of shares of Reorganization Common Stock issuable upon exercise of such Warrants and PIK Debt shall be calculated based on the principal amount of such PIK Debt divided by the last reported closing sale price of the Reorganization Common Stock immediately prior to the effective date of such amendment or waiver or if the Reorganization Common Stock is not then listed on an exchange, as determined by the Board of Directors of the Company in good faith.
     (h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
     (i) No Third Party Beneficiaries. The parties hereto acknowledge and agree that there are no intended third party beneficiaries to this Agreement and no third parties have any rights under or relating to this Agreement
     (j) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

FEDERAL-MOGUL CORPORATION

By:

Name:
Title:

THORNWOOD ASSOCIATES LIMITED PARTNERSHIP By: Barberry Corp., its general partner

By:

Name: Edward E. Mattner Title: Authorized Signatory

FEDERAL-MOGUL U.S. ASBESTOS PERSONAL INJURY TRUST

By:

Name:
Title:

Schedule I
Major Holders
Investor Name and Address
Thornwood Associates Limited Partnership
c/o Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153
Federal-Mogul U.S. Asbestos Personal Injury Trust
[ADDRESS]
[ANY OTHER 10% HOLDERS]

Schedule II
Holders